EXHIBIT 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM-DELOITTE & TOUCHE LLP

We consent to the incorporation by reference in Registration Statement Nos. 333-115498, 333-104347, 333-85854, 333-80265 and 333-03035 of Coherent, Inc. on Form S-8 of our report dated December 15, 2004 appearing in this Amendment No. 1 to the Annual Report on Form 10-K/A of Coherent, Inc. for the year ended September 30, 2004.

/s/ DELOITTE & TOUCHE LLP

San Jose, California
January 6, 2005